UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2012

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition

Craig S. Donohue retired from his position as Chief Executive Officer of CME Group Inc. (the "Company") and resigned as a director of the Company, in each case effective as of May 1, 2012. As previously reported, upon the effectiveness of Mr. Donohue's retirement, Terrence A. Duffy became Executive Chairman and President of the Company and Phupinder S. Gill became the Chief Executive Officer of the Company. Mr. Gill also became a member of the Company's Board of Directors upon the effectiveness of Mr. Donohue's resignation from the Board.

Retirement Agreement with Mr. Donohue

On May 1, 2012, the Company entered into a retirement agreement with Mr. Donohue governing the terms of Mr. Donohue's retirement from the Company. The following is a summary of the key terms of the retirement agreement. A copy of the retirement agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein. The description below is only a summary of the terms of the retirement agreement and is qualified in its entirety by the complete text of the retirement agreement itself.

Under the retirement agreement, in exchange for a release of claims against the Company and an agreement to extend the duration of Mr. Donohue's non-competition and non-solicitation covenants with the Company through December 31, 2013, Mr. Donohue will receive payments in respect of the salary, benefit coverage and Company supplemental retirement contributions he would have received had he remained employed through his originally scheduled retirement date of December 31, 2012. He will also remain eligible to receive an annual bonus in respect of the Company's 2012 fiscal year; payment of any such bonus being subject to the attainment by the Company of the applicable performance goals. In accordance with the terms of Mr. Donohue's most recent employment agreement with the Company, equity awards granted to him under that agreement will, to the extent such awards were scheduled to vest based on continued employment with the Company, vest upon the effectiveness of the release of claims referenced above. For those awards which are stock options, Mr. Donohue will have four years from his retirement date to exercise the options (or, if earlier, until the expiration of the maximum term of the option). Any such equity awards that are scheduled to vest based on the attainment of performance goals will either vest or be forfeited, depending upon the attainment of the applicable performance goals.

Following his retirement, Mr. Donohue will also be entitled to receive accrued and unpaid salary, a payment in respect of his unused vacation and accrued benefits pursuant to the existing terms of the Company's compensation and benefit plans. Mr. Donohue has also agreed to cooperate with the Company following his retirement with respect to matters with which he was involved prior to retiring.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

May 2, 2012	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Senior Managing Director, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Craig S. Donohue Retirement Agreement, dated as of May 1, 2012